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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our report dated January 13, 2000 included in SLM Holding Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                      /s/ Arthur Andersen LLP

Vienna, VA
January 30, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS